Filed Pursuant to Rule 424(b)(5)

Registration No. 333-200660

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 24, 2014)

$20,000,000

Common Shares

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to the sale of our common shares, no par value per common share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell from time to time our common shares having an aggregate offering price of up to $20,000,000 through Cowen acting as sales agent.

Our common shares trade on the NASDAQ Capital Market under the symbol “APTO” and on the Toronto Stock Exchange under the symbol “APS”. On April 2, 2015, the last reported sale price for our common shares on the NASDAQ Capital Market was $5.41 per common share and the last reported sale price for our common shares on Toronto Stock Exchange was C$6.75 per share. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on March 11, 2015, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $67,141,507, and during the 12 calendar month period that ends on and includes the date of this prospectus supplement, the aggregate market value of securities sold by us, including the common shares offered under this prospectus supplement, will be $22,380,500 and represents one-third or less than the aggregate market value of outstanding voting and non-voting common equity held by non-affiliates.

Upon our delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cowen may sell the common shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on the NASDAQ Capital Market, on any other existing trading market in the United States for the common shares or to or through a market maker in the United States. In addition, with our prior written approval, Cowen may also sell the common shares in negotiated transactions. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market LLC.

We will pay Cowen, as compensation for its services in acting as agent and/or principal in the sale of our common shares, 3.0% of the gross sales price per share of all shares sold through it as agent under the sales agreement.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the section captioned “Item 3 – Key Information – Risk Factors” in our Transition Report on Form 20-F for the seven months ended December 31, 2014 and in our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, for certain risks you should consider. You should read the entire prospectus supplement and accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common shares offered by this prospectus supplement have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these common shares in any province or territory of Canada. No common shares will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions.

Cowen and Company

The date of this prospectus supplement is April 2, 2015

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 24, 2014, including the documents incorporated by reference into it, provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus”, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not, and Cowen has not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement, into the accompanying prospectus or into any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “Aptose,” the “Company,” “we,” “us,” or “our” refer to Aptose Biosciences Inc. and our wholly-owned subsidiaries through which we conduct our business. The Aptose logo and all other Aptose product names are trademarks of Aptose in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus supplement are references to U.S. dollars. References to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. In this prospectus supplement, where applicable, and unless otherwise indicated, amounts are converted from Canadian dollars to U.S. dollars and vice versa by applying the noon rate of exchange for conversion of one Canadian dollar to U.S. dollars as reported by the Bank of Canada on April 2, 2015, which was C$1.00 = US$0.7946

S-2

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompany prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities law. These statements relate to future events or future performance and reflect our expectations and assumptions regarding our growth, results of operations, performance and business prospects and opportunities. Such forward-looking statements reflect our current beliefs and are based on information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “may”, “would”, “could”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus supplement and the accompanying base prospectus and, including any documents incorporated by reference herein and therein, include, among others, statements regarding our future operating results, economic performance and product development efforts, and statements in respect of:

•	our ability to obtain the substantial capital we require to fund research and operations;

•	our lack of product revenues and history of operating losses;

•	our early stage of development, particularly the inherent risks and uncertainties associated with (i) developing new drug candidates generally, (ii) demonstrating the safety and efficacy of these drug candidates in clinical studies in humans, and (iii) obtaining regulatory approval to commercialize these drug candidates;

•	our drug candidates require time-consuming and costly preclinical and clinical testing and regulatory approvals before commercialization;

•	clinical studies and regulatory approvals of our drug candidates are subject to delays, and may not be completed or granted on expected timetables, if at all, and such delays may increase our costs and could delay our ability to generate revenue;

•	the regulatory approval process;

•	our ability to recruit patients for clinical trials;

•	the progress of our clinical trials;

•	our liability associated with the indemnification of our predecessor and its directors, officers and employees in respect of an arrangement completed in 2007;

•	our ability to find and enter into agreements with potential partners;

•	our ability to attract and retain key personnel;

•	our ability to obtain patent protection;

•	our ability to protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our ability to comply with applicable governmental regulations and standards;

•	development or commercialization of similar products by our competitors, many of which are more established and have or have access to greater financial resources than us;

•	commercialization limitations imposed by intellectual property rights owned or controlled by third parties;

•	potential product liability and other claims;

•	our ability to maintain adequate insurance at acceptable costs;

•	further equity financing, which may substantially dilute the interests of our shareholders; and

•	changing market conditions.

Although the forward looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are based on what we consider to be reasonable assumptions based on information currently available to us, there can be no assurance that actual events, performance or results will be consistent with these forward looking statements, and our assumptions may prove to be incorrect. Forward looking statements contained in this prospectus supplement and the documents incorporated by reference are made as of the date of this prospectus supplement or as of the date such document incorporated by reference. Forward-looking statements made the accompanying prospectus and the documents incorporated by reference therein are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus supplement.

S-3

Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

EXCHANGE RATES

The following table sets forth the rates of exchange for Canadian dollars, expressed in U.S. dollars, (i) in effect at the end of the periods indicated; (ii) the average rates of exchange in effect during such periods; (iii) the high rates of exchange in effect during such periods; and (iv) the low rates of exchange in effect during such periods, such rates, in each case, based on the applicable noon rates of exchange for conversion of one Canadian dollar to U.S. dollars as reported by the Bank of Canada.

		Year Ended December 31,
	Three Months ended March 31, 2015	2014	2013	2012
Period End	0.7885	0.8620	0.9402	1.0051
Average	0.8057	0.9054	0.9710	1.0004
High	0.8527	0.9422	1.0164	1.0299
Low	0.7811	0.8589	0.9348	0.9599

On April 2, 2015, the noon exchange rate quoted by the Bank of Canada for conversion of one Canadian dollar to United States dollars was C$1.00 = US$0.7946.

S-4

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-7 and in the sections captioned “Item 3 – Key Information – Risk Factors” in our Transition Report on Form 20-F for the seven months ended December 31, 2014 and in our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Our Company

We are a clinical-stage biotechnology company committed to discovering and developing personalized therapies addressing unmet medical needs in oncology. We are advancing new targeted therapeutics directed against novel cellular targets on the leading edge of cancer research coupled with validated biomarkers to identify the optimal patient population for our products. Our small molecule cancer therapeutics pipeline includes products designed to provide additive or synergistic efficacy with existing anti-cancer therapies and regimens without overlapping toxicities.

We were incorporated under the Business Corporations Act (Ontario) on September 5, 1986 under the name RML Medical Laboratories Inc. On October 28, 1991, we amalgamated with Mint Gold Resources Ltd., which caused us to become a reporting issuer in Ontario. On August 25, 1992, we changed our name to IMUTEC Corporation. On November 27, 1996, we changed our name to Imutec Pharma Inc., and on November 19, 1998, we changed our name to Lorus Therapeutics Inc. On October 1, 2005, we continued under the Canada Business Corporations Act and on July 10, 2007 we completed a plan of arrangement and corporate reorganization with, among others, 6650309 Canada Inc., 6707157 Canada Inc. and Pinnacle International Lands, Inc. On May 25, 2010, we consolidated our outstanding common shares on the basis of one post-consolidation common share for each 30 pre-consolidation common shares.

On August 28, 2014 we changed our name from Lorus Therapeutics Inc. to Aptose Biosciences Inc. and on October 1, 2014 we consolidated our outstanding common shares on the basis of one post-consolidation common share for each twelve pre-consolidation common shares.

We have two subsidiaries: NuChem Pharmaceuticals Inc., a corporation incorporated under the laws of Canada, and Aptose Biosciences U.S. Inc., a corporation incorporated under the laws of Delaware. We own 80% of the issued and outstanding voting share capital of NuChem and 100% of the issued and outstanding voting share capital of Aptose Biosciences U.S. Inc.

Program Updates

On January 13, 2015, we announced the dosing of the first patient in our Phase 1b, multicenter, open-label, dose escalation clinical study of APTO-253 in patients with relapsed or refractory hematologic malignancies. We anticipate providing a potential update on the dose-escalation study during the second half of 2015, completing enrollment of the Phase Ib dose-escalation study by late-2015 or the first half of 2016, starting the single agent expansion cohort studies for this study in 2016 and starting Phase 2 combination studies in 2016.

Recent Developments

On March 23, 2015 we announced the appointment of Dr. Michael Andreef, M.D., Ph.D., Professor of Medicine, Department of Leukemia, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center (MDACC), to our Scientific Advisory Board.

Corporate Information

Our principal office is located at 5955 Airport Road, Suite 228, Mississauga, Ontario, Canada L4V 1R9 and our telephone number at that location is (647) 479-9828.

S-5

THE OFFERING

Common shares offered by us:	Common shares having an aggregate offering price of up to $20,000,000.

Manner of Offering:

“At the market offering” that may be made from time to time through our sales agent, Cowen and Company, LLC.

The common shares offered hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and will not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. No common shares will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions.

See “Plan of Distribution” on page S-12 of this prospectus supplement.

Offering price and proceeds:	Variable at-the-market pricing, with aggregate gross proceeds of up to $20,000,000.

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors:	You should read the description of risks described in “Risk Factors” beginning on page S-7 of this prospectus supplement and those otherwise incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of material risks that prospective purchasers of our common shares should consider.

NASDAQ Capital Market symbol:	APTO

Toronto Stock Exchange symbol:	APS

S-6

RISK FACTORS

An investment in our common shares is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. You should carefully consider the risk factors and all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus, including the section captioned “Item 3 – Key Information – Risk Factors” in our Transition Report on Form 20-F for the seven months ended December 31, 2014 and in our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents we file or furnish with the SEC after the date of this prospectus supplement and that are incorporated by reference into this prospectus supplement, before purchasing any of our common shares. Any of the matters highlighted in these risk factors could have a material adverse effect on our business, results of operations and financial condition, causing an investor to lose all, or part of, its, his or her investment.

The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not the only ones we face. Additional risks and uncertainties that we are not aware of or focused on, or that we currently deem to be immaterial, may also impair our business operations and cause the trading price of our common shares to decline.

Risks Related to This Offering

Resales of our common shares in the public market during this offering by our shareholders may cause the market price of our common shares to fall.

We may issue common shares from time to time in connection with this offering. The issuance from time to time of these common shares, or our ability to issue these common shares in this offering, could result in re-sales of our common shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these re-sales could have the effect of depressing the market price for our common shares.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

We are generally not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The market price of our common shares could decline as a result of sales of common shares or securities that are convertible into or exchangeable for, or that represent the right to receive, common shares after this offering or the perception that such sales could occur.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common shares.

Purchasers will experience immediate dilution in the book value per share of the common shares purchased in the offering.

The common shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common shares will be substantially higher than the net tangible book value per share of our outstanding common shares. After giving effect to the sale of our common shares in the aggregate amount of $20,000,000 at an assumed offering price of $5.41 per share, the last reported sale price of our common shares on April 2, 2015 on the NASDAQ Capital Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of December 31, 2014 would have been approximately $42.375 million, or approximately $2.75 per common share. This represents an immediate increase in net tangible book value of approximately $0.76 per common share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.66 per common share to purchasers of our common shares in this offering. See “Dilution” on page S-9 of this prospectus supplement.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities. Further, the exercise of outstanding options and warrants could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common shares could fall as a result of re-sales of any of these common shares due to an increased number of shares available for sale in the market.

S-7

Risks Related to Our Company

We are an early stage development company.

We have not generated any significant revenue from product sales to date and it is possible that we will never have sufficient product sales revenue to achieve profitability and positive cash flow. We expect to continue to incur losses for at least the next several years as we or our collaborators and licensees pursue clinical trials and research and development efforts. To become profitable, we, either alone or with our collaborators and licensees, must successfully develop, manufacture and market our current product candidate APTO-253 as well as continue to identify, develop, manufacture and market new product candidates. It is possible that we will never have significant product sales revenue or receive royalties on our licensed product candidates. If funding is insufficient at any time in the future, we may not be able to develop or commercialize our products, take advantage of business opportunities or respond to competitive pressures.

We may be exposed to currency fluctuations and exchange rate risk.

We may be exposed to fluctuations of the Canadian dollar against certain other currencies because we publish our financial statements and hold our investments in Canadian dollars, while we incur many of our expenses in foreign currencies, primarily the United States dollar. Fluctuations in the value of currencies could cause us to incur currency exchange losses. We do not currently employ a hedging strategy against exchange rate risk. We cannot assert with any assurance that we will not suffer losses as a result of unfavorable fluctuations in the exchange rates between the Canadian dollar, the United States dollar and other currencies.

We are likely a “passive foreign investment company” which may have adverse U.S. federal income tax consequences for U.S. shareholders who are subject to U.S. federal taxation.

We believe that we were classified as a passive foreign investment company (“PFIC”), within the meaning of the U.S. Internal Revenue Code of 1986, with respect to the tax year ended December 31, 2014. Based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we believe we will be a PFIC for the 2015 tax year and may be a PFIC in subsequent tax years. If we are a PFIC for any year during the period in which any shareholder who is subject to U.S. federal taxation holds our common shares, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of our common shares, or any so-called “excess distribution” received on its common shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” election (“QEF election”), or a “mark-to-market” election with respect to the common shares. A U.S. shareholder who makes a QEF election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amount to our shareholders. However, U.S. shareholders should be aware that we do not intend to satisfy record keeping requirements that apply to a qualified electing fund, and we do not intend to supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF election rules, in the event that we are a PFIC and a U.S. shareholder wishes to make a QEF election. Thus, U.S. shareholders should assume that they will not be able to make a QEF election with respect to their common shares. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Material United States Federal Income Tax Considerations” on page S-13 of this prospectus supplement. Each shareholder who is subject to U.S. federal taxation should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of our common shares.

USE OF PROCEEDS

We currently anticipate using the net proceeds from the sale of our common shares offered by this prospectus supplement primarily for working capital and general corporate purposes. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. As a result, our management will retain broad discretion over the use of the net proceeds from the sale of our common shares offered hereby.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and our capitalization as of December 31, 2014:

•	on an actual basis;

•	an as-adjusted basis to give effect to the assumed sale of 3,696,858 common shares in this offering, assuming an offering price of $5.41, the last reported sale price of our common shares on April 2, 2015 on the NASDAQ Capital Market, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

S-8

This table should be read together with our consolidated financial statements and related notes and the other financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As at December 31, 2014 (in ‘000’s of US$ except share numbers)
	Actual(1)		As Adjusted(1)
Number of common shares issued and outstanding	11,699,873	(2)	15,396,731	(2)

Cash and cash equivalents	$11,414		$30,529
Investments	$12,857		$12,857

Shareholders’ equity:
Common shares	$175,812		$194,927
Contributed surplus	$17,206		$17,206
Other capital	$3,689		$3,689
Accumulated Deficit	$(173,447)		$(173,447)

Total shareholders’ equity and total capitalization	$23,260		$42,375

(1)	Based on an exchange rate of C$1.00 to US$0.7946

(2)	The number of our common shares that will be outstanding both before and immediately after this offering is based on shares outstanding as of December 31, 2014 and excludes as of such date:

•	1,374,013 of our common shares issuable upon the exercise of stock options outstanding under our existing stock option plan at a weighted average exercise price of C$5.95 per common share;

•	208,968 of our common shares issuable upon the exercise of warrants outstanding at a weighted average exercise price of C$5.28 per common share;

•	33,125 of our common shares issued pursuant to the exercise of stock options in January 2015;

•	13,888 of our common shares issued pursuant to the exercise of convertible promissory notes in January 2015;

•	20,833 of our common shares issued pursuant to the exercise of stock options and warrants in February 2015;

•	71,583 of our common shares issued pursuant to the exercise of stock options in March 2015; and

•	27,778 of our common shares issued pursuant to the exercise of convertible promissory notes in March 2015.

DILUTION

If you invest in our common shares, your interest will be diluted immediately to the extent of the difference between the public offering price per common share and the adjusted net tangible book value per common share after this offering.

The net tangible book value of our common shares as of December 31, 2014 was approximately $23.26 million or approximately $1.99 per common share. Net tangible book value per common share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of our common shares outstanding. Dilution per common share to new investors represents the difference between the amount per share paid by purchasers for each common share in this offering and the net tangible book value per common share immediately following the completion of this offering.

After giving effect to the sale of our common shares in the aggregate amount of $20,000,000 at an assumed offering price of $5.41 per common share, the last reported sale price of our common shares on April 2, 2015 on the NASDAQ Capital Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of December 31, 2014 would have been approximately $42.375 million, or approximately $2.75 per common share. This represents an immediate increase in net tangible book value of approximately $0.76 per common share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.66 per common share to purchasers of our common shares in this offering, as illustrated by the following table:

S-9

Assumed public offering price per common share		$5.41
Net tangible book value per share as of December 31, 2014	$1.99
Increase per common share attributable to this offering	$0.76

As-adjusted net tangible book value per share after giving effect to this offering		$2.75

Dilution per common share to new investors(1) (2)		$2.66

(1)	Calculated as the difference between the assumed public offering price per common share and the as-adjusted net tangible book value per share after this offering.

(2)	The foregoing is based on 11,699,873 common shares outstanding as of December 31, 2014 and excludes as of such date:

•	1,374,013 of our common shares issuable upon the exercise of stock options outstanding under our existing stock option plan at a weighted average exercise price of C$5.95 per common share;

•	208,968 of our common shares issuable upon the exercise of warrants outstanding at a weighted average exercise price of C$5.28 per common share;

•	33,125 of our common shares issued pursuant to the exercise of stock options in January 2015;

•	13,888 of our common shares issued pursuant to the exercise of convertible promissory notes in January 2015;

•	20,833 of our common shares issued pursuant to the exercise of stock options and warrants in February 2015;

•	71,583 of our common shares issued pursuant to the exercise of stock options in March 2015; and

•	27,778 of our common shares issued pursuant to the exercise of convertible promissory notes in March 2015.

The table above assumes, for illustrative purposes only, an aggregate of 3,696,858 of our common shares are sold at a price of $5.41 per common share, for aggregate gross proceeds of $20,000,000. The common shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per common share in the price at which the common shares are sold from the assumed offering price of $5.41 per common share shown in the table above, assuming all of our common shares in the aggregate amount of $20,000,000 are sold at that price, would not change our adjusted net tangible book value per share after the offering but would increase the dilution in net tangible book value per share to new investors in this offering to $3.55 per common share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per common share in the price at which the shares are sold from the assumed offering price of $5.41 per common share shown in the table above, assuming all of our common shares in the aggregate amount of $20,000,000 are sold at that price, would not change our adjusted net tangible book value per share after the offering but would decrease the dilution in net tangible book value per share to new investors in this offering to $1.80 per common share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional common shares in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

OFFER AND LISTING

Our common shares began trading on NASDAQ Capital Market on October 23, 2014 under the symbol “APTO”. The following table sets out the price ranges of our common shares on NASDAQ Capital Market for the period indicated below.

	NASDAQ ($)
Most recent six months:	High	Low

March 2015	6.81	4.96
February 2015	5.42	4.01
January 2015	6.40	4.44
December 2014	7.45	5.60
November 2014	7.58	5.87
October 23, 2014 through October 31, 2014	8.80	5.52

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Our common shares are currently listed on the Toronto Stock Exchange under the symbol “APS”. The following table sets out the price ranges of our common shares on the Toronto Stock Exchange for the periods indicated below.

	TSX (C$)
Five most recent full fiscal years:	High	Low

Year ended May 31, 2014	12.48	2.04
Year ended May 31, 2013	7.68	2.28
Year ended May 31, 2012	8.64	1.92
Year ended May 31, 2011	30.60	8.16
Year ended May 31, 2010	46.80	21.60

Seven Months Ended December 31, 2014
June 2014 through December 31, 2014	9.14	4.80

Year ended May 31, 2014	12.48	2.04
Quarter ended May 31, 2014	9.24	5.16
Quarter ended February 28, 2014	10.56	5.88
Quarter ended November 30, 2013	12.48	2.16
Quarter ended August 31, 2013	2.88	2.04

Year ended May 31, 2013	7.68	2.28
Quarter ended May 31, 2013	3.60	2.28
Quarter ended February 29, 2013	5.40	2.64
Quarter ended November 30, 2012	5.76	2.40
Quarter ended August 31, 2012	7.68	3.84

Most recent six months:
March 2015	8.73	6.20
February 2015	6.64	5.00
January 2015	7.20	5.77
December 2014	8.30	6.70
November 2014	8.50	6.81
October 2014	9.14	5.20

The closing price of the common shares on the NASDAQ Capital Market on April 2, 2015 was $5.41 and on the Toronto Stock Exchange was C$6.75.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen and Company, LLC, under which we may issue and sell from time to time up to $20,000,000 of our common shares through Cowen as our sales agent. Sales of our common shares, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the NASDAQ Capital Market and any other trading market in the United States for the common shares, and sales to or through a market maker in the United States other than on an exchange. In addition, with our prior written consent, Cowen may also sell our common shares in negotiated transactions. Notwithstanding the foregoing, the common shares offered by this prospectus supplement and the accompany prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada. No common shares will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions.

Cowen will offer our common shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common shares to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct Cowen not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of the common shares being made through Cowen under the sales agreement upon proper notice to the other party. We and Cowen each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent shall be 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares.

Cowen will provide written confirmation to us following the close of trading on the NASDAQ Capital Market, each day in which common shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number of common shares sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Cowen.

We will report at least quarterly the number of common shares sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common shares.

Settlement for sales of common shares will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common shares on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act of 1933. As sales agent, Cowen will not engage in any transactions that stabilize our common shares. In addition, we have agreed to reimburse a portion of the expenses of Cowen in connection with this offering up to a maximum of $50,000.

Our common shares are listed on the NASDAQ Capital Market and trade under the symbol “APTO” and are listed on the Toronto Stock Exchange and trade under the symbol “APS”. We have applied to the NASDAQ Capital Market and the Toronto Stock Exchange to approve the listing of the common shares offered by this prospectus supplement and the accompanying prospectus. Listing will be subject to us fulfilling all of the requirements of the Toronto Stock Exchange and NASDAQ Capital Market. Our registrar and transfer agent is Computershare Investor Services Inc. at its principal office in Toronto, Ontario and Computershare Trust Company, NA at its principal offices in Canton, Massachusetts, Jersey City, New Jersey and College Station, Texas, U.S.A.

Cowen and/or its affiliates have provided, and may provide in the future, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees. The address of Cowen is 599 Lexington Avenue, New York, NY 10022.

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We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $285,000.

The common shares offered by this prospectus supplement have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these common shares in any province or territory of Canada. No common shares will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions.

EXPENSES OF THE OFFERING

The following table sets forth the various expenses to be incurred by us in connection with the issuance and distribution of the common shares being offered hereby and all amounts are estimated.

Printing expenses	$10,000
Legal fees and expenses	175,000
NASDAQ listing fees/TSX fee/FINRA fee	25,000
Accounting fees and expenses	60,000
Transfer agent fees	10,000
Miscellaneous expenses	5,000
Total	$285,000

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

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U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of common shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participants). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

Our PFIC Status

If we were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of common shares. We believe that we were classified as a PFIC for the tax year ended December 31, 2014. Based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current tax year ending December 31, 2015 and may be a PFIC in subsequent tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our subsidiaries) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status and the PFIC status of each of our subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

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We will generally be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a ‘‘Subsidiary PFIC’’), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any “excess distribution” received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

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A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its common shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

U.S. Holders should be aware that we do not intend to provide U.S. Holders with the information required to permit them to make a QEF Election, and, accordingly, prospective investors should assume that a QEF Election will not be available. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions, unless such U.S. Holder makes an effective Mark-to-Market Election as discussed below.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located that, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the common shares are “regularly traded” as described in the preceding sentence, the common shares are expected to be marketable stock. However, each U.S. Holder should consult its own tax advisor regarding the “regularly traded” requirement.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

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A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the common shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or for the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

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Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder's tax basis in such common shares sold or otherwise disposed of. A U.S. Holder’s tax basis in common shares generally will be such holder’s U.S. dollar cost for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the common shares and net gains from the disposition of the common shares. Further, excess distributions treated as dividends, gains treated as excess distributions under the PFIC rules discussed above, and mark-to-market inclusions and deductions are all included in the calculation of net investment income.

Treasury Regulations provide, subject to the election described in the following paragraph, that solely for purposes of this additional tax distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of common shares that will be subject to the additional tax on net investment income, a U.S. Holder that has made a QEF Election will be required to recalculate its basis in the common shares excluding QEF basis adjustments.

Alternatively, a U.S. Holder may make an election which will be effective with respect to all interests in a PFIC for which a QEF Election has been made and which is held in that year or acquired in future years. Under this election, a U.S. Holder pays the additional 3.8% tax on QEF income inclusions and on gains calculated after giving effect to related tax basis adjustments. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

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Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES RESIDENTS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired pursuant to this prospectus supplement by a holder who, at all relevant times, (a) for the purposes of the Tax Act, (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), and (b) for the purposes of the Canada-U.S. Tax Convention, is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Canada-U.S. Tax Convention. Our common shares will generally be considered to be capital property to a holder unless such common shares are held in the course of carrying on a business of buying or selling securities, or as part of an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as “Non-Canadian Holders”. This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisers.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (“Regulations”), all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada-U.S. Tax Convention and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the relevant day, or such other rate of exchange as is acceptable to the Canada Revenue Agency.

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This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our common shares to a Non-Canadian Holder will be subject to Canadian withholding tax. Under the Canada-U.S. Tax Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a Non-Canadian Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company, which owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of our common shares, unless the common shares are, or are deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under the Canada-U.S. Tax Convention. Generally, our common shares will not constitute taxable Canadian property to a Non-Canadian Holder provided our common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the NASDAQ Capital Market) at the time of the disposition unless: (a) (i) at any time during the 60-month period immediately preceding the disposition one or any combination of: (A) the Non-Canadian Holder, (B) persons with whom the Non-Canadian Holder does not deal at arm’s length (within the meaning of the Tax Act), and (C) partnerships in which the Non-Canadian Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any series or class of our capital stock and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act) or options in respect of, or interests in, or for civil law, rights in such property, whether or not such property exists; or (b) our common shares are deemed under the Tax Act to be taxable Canadian property of the Non-Canadian Holder. If our common shares constitute taxable Canadian property of a particular Non-Canadian Holder, any capital gain arising on their disposition may be exempt from Canadian tax under the Canada-U.S. Tax Convention if, at the time of disposition, our common shares do not derive their value principally from real property situated in Canada. Non-Canadian Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

As long as our common shares are listed at the time of their disposition on a “designated stock exchange” as defined in the Tax Act, which currently includes the TSX and the NASDAQ Capital Market, a Non-Canadian Holder who disposes of our common shares that are taxable Canadian property will not be required to satisfy the obligations imposed under section 116 of the Tax Act. An exemption from such obligations may also be available in respect of their disposition if they are “treaty-protected property” (as defined in the Tax Act) of the disposing Non-Canadian Holders.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus supplement and the accompanying prospectus will be passed upon on our behalf by Dorsey & Whitney LLP, Vancouver, British Columbia and Seattle, Washington, with respect to certain matters under U.S. laws and McCarthy Tétrault LLP with respect to certain matters under Canadian law. Cowen is being represented in connection with this offering by LeClairRyan, A Professional Corporation, Newark, New Jersey.

EXPERTS

The consolidated financial statements which include the consolidated statements of financial position as of December 31, 2014 and May 31, 2014, the consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the seven-month period ended December 31, 2014 and for each of the years in the two-year period ended May 31, 2014, incorporated into this prospectus supplement and the accompanying prospectus by reference to our Transition Report on Form 20-F filed on March 4, 2015 for the seven months ended December 31, 2014 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements which include the consolidated statements of financial position as of May 31, 2014 and 2013, the consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended May 31, 2014, incorporated into this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 20-F for the fiscal year ended May 31, 2014 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus supplement and the accompanying prospectus incorporates by reference the following documents that we have previously filed with or furnished to the SEC:

(i)	Our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, filed with the SEC on July 30, 2014

(ii)	Our Transition Report on Form 20-F, for the seven months ended December 31, 2014, filed with the SEC on March 4, 2015;

(iii)	The description of our common shares set forth in our registration statement on Form 8-A, filed on October 21, 2014 (which incorporates by reference the description of our common shares included in our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, filed on July 30, 2014); and

(iv)	All other documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the United States Securities Exchange Act of 1934 prior to the termination of this offering, are hereby incorporated by reference into this prospectus supplement and the accompanying prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus supplement by stating in those Form 6-K’s that they are being incorporated by reference into this prospectus supplement and the accompanying prospectus and registration statement of which they form a part.

Any statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus supplement or the accompanying prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus supplement or the accompanying prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, 5955 Airport Road, Suite 228, Mississauga, Ontario, Canada L4V 1R9, Attention: Senior Vice President and Chief Financial Officer (telephone: (647) 479-9828).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-200660), of which this prospectus supplement and the accompanying prospectus form a part, under the Securities Act of 1933, to register our common shares offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information about us and the common shares, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus supplement and the accompanying prospectus.

We are subject to the information requirements of the United States Securities Exchange Act of 1934, and we therefore file or furnish reports and other information, including annual reports on Form 40-F or Form 20-F, reports on Form 6-K and other information, with the SEC. The reports and other information filed by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to the offering of these securities.

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Our corporate Internet address is www.aptose.com. Information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

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APTOSE BIOSCIENCES INC.

$100,000,000
Common Shares
Warrants
Units

Aptose Biosciences Inc. may offer and sell from time to time up to an aggregate of $100,000,000 of common shares (issued separately or upon exercise of warrants), warrants and units comprising any combination of common shares and warrants. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange, which we refer to as the “TSX”, under the symbol “APS” and the NASDAQ Capital Market, which we refer to as “NASDAQ”, under the symbol “APTO”. On December 23, 2014, the last reported sale price of our common shares on the TSX was Cdn$6.60 per common share and on NASDAQ was $5.69 per common share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors”.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on December 23, 2014, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately Cdn$57,962,000. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Our principal executive offices are located at 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7 (telephone: (416) 798-1200).

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 3 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is December 24, 2014.

i

About this Prospectus

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences both in the United States and in Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to “Aptose,” the “Company,” “we,” “us,” or “our” refer to Aptose Biosciences Inc. and its wholly owned subsidiaries through which it conducts its business.

Financial Statements and Exchange Rate Information

The consolidated financial statements incorporated by reference into this prospectus and the documents incorporated by reference into this prospectus, and the financial data derived from those consolidated financial statements included in this prospectus, are presented in Canadian dollars, unless otherwise specified, and have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. References in this prospectus to “dollars”, “US$” or “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

1

	Four Months ended September 30,	Year ended May 31,
	2014	2014	2013	2012
High for the period	$0.9404	$0.9833	$1.0299	$1.0583
Low for the period	$0.8922	$0.8888	$0.9599	$0.9430
End of period	$0.8922	$0.9202	$0.9672	$0.9663
Average for the period	$0.9195	$0.9379	$0.9956	$1.0007

On December 23, 2014, the Bank of Canada’s noon exchange rate was Cdn$1.00 = $0.8601.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the information requirements of the United States Securities Exchange Act of 1934, and we therefore file reports and other information with the SEC. The reports and other information filed by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to the offering of these securities. We are also subject to filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are electronically available from SEDAR at www.sedar.com.

As a “foreign private issuer” under the Exchange Act, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing profit” recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that many of our directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC are specifically incorporated by reference into, and form a part of, this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, filed on July 30, 2014;

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•	the description of our common shares set forth in our registration statement on Form 8-A, filed on October 21, 2014 (which incorporates by references the description of our common shares included in our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, filed on July 30, 2014);

•	Exhibits 99.1 and 99.2 to our Report of Foreign Issuer on Form 6-K containing interim financial statements and interim management’s discussion and analysis for the four months ended September 30, 2014, furnished to the SEC on November 5, 2014;

•	our Report of Foreign Issuer on Form 6-K furnished to the SEC on October 22, 2014;

•	our Report of Foreign Issuer on Form 6-K furnished to the SEC on October 9, 2014;

•	Exhibit 99.1 to our Report of Foreign Issuer on Form 6-K furnished to the SEC on October 7, 2014;

•	our Report of Foreign Issuer on Form 6-K containing the certificate of amendment, furnished to the SEC on September 2, 2014;

•	our Report of Foreign Issuer on Form 6-K containing the report of voting results with respect to the results of the annual and special meeting of shareholders held on August 19, 2014, furnished to the SEC on August 19, 2014;

•	Exhibits 99.1, 99.2 and 99.3 to our Report of Foreign Issuer on Form 6-K containing our annual information form, audited consolidated financial statements and management’s discussion and analysis for the fiscal year ended May 31, 2014, furnished to the SEC on July 17, 2014;

•	Exhibit 99.1 to our Report of Foreign Issuer on Form 6-K containing our management information circular with respect to the annual and special meeting of shareholders held on August 19, 2014, furnished to the SEC on July 17, 2014;

•	Exhibit 99.1 to our Report of Foreign Issuer on Form 6-K furnished to the SEC on March 4, 2014;

•	all other documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7, Attention: Senior Vice President and Chief Financial Officer (telephone: (416) 798-1200).

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RISK FACTORS

An investment in our securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. You should carefully consider the risk factors in our Annual Report on Form 20-F and our Annual Information Form for the fiscal year ended May 31, 2014 incorporated by reference herein and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and Canadian securities laws and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Any of the matters highlighted in these risk factors could have a material adverse effect on our business, results of operations and financial condition, causing an investor to lose all, or part of, its, his or her investment.

The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are not aware of or focused on, or that we currently deem to be immaterial, may also impair our business operations and cause the trading price of our securities to decline.

In addition, we have not generated any significant revenue from product sales to date and it is possible that we will never have sufficient product sales revenue to achieve profitability and positive cash flow. We expect to continue to incur losses for at least the next several years as we or our collaborators and licensees pursue clinical trials and research and development efforts. To become profitable, we, either alone or with our collaborators and licensees, must successfully develop, manufacture and market our current product candidate APTO-253 as well as continue to identify, develop, manufacture and market new product candidates. It is possible that we will never have significant product sales revenue or receive royalties on our licensed product candidates. If funding is insufficient at any time in the future, we may not be able to develop or commercialize our products, take advantage of business opportunities or respond to competitive pressures.

We may be exposed to fluctuations of the Canadian dollar against certain other currencies because we publish our financial statements and hold our investments in Canadian dollars, while we incur many of our expenses in foreign currencies, primarily the United States dollar. Fluctuations in the value of currencies could cause us to incur currency exchange losses. We do not currently employ a hedging strategy against exchange rate risk. We cannot assert with any assurance that we will not suffer losses as a result of unfavorable fluctuations in the exchange rates between the Canadian dollar, the United States dollar and other currencies.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities law. These statements relate to future events or future performance and reflect our expectations and assumptions regarding our growth, results of operations, performance and business prospects and opportunities. Such forward-looking statements reflect our current beliefs and are based on information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “may”, “would”, “could”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus and, including any documents incorporated by reference herein, include, among others, statements regarding our future operating results, economic performance and product development efforts, and statements in respect of:

•	our ability to obtain the substantial capital we require to fund research and operations;
•	our lack of product revenues and history of operating losses;
•	our early stage of development, particularly the inherent risks and uncertainties associated with (i) developing new drug candidates generally, (ii) demonstrating the safety and efficacy of these drug candidates in clinical studies in humans, and (iii) obtaining regulatory approval to commercialize these drug candidates;
•	our drug candidates require time-consuming and costly preclinical and clinical testing and regulatory approvals before commercialization;
•	clinical studies and regulatory approvals of our drug candidates are subject to delays, and may not be completed or granted on expected timetables, if at all, and such delays may increase our costs and could delay our ability to generate revenue;
•	the regulatory approval process;
•	our ability to recruit patients for clinical trials;
•	the progress of our clinical trials;
•	our liability associated with the indemnification of our predecessor and its directors, officers and employees in respect of an arrangement completed in 2007;
•	our ability to find and enter into agreements with potential partners;
•	our ability to attract and retain key personnel;
•	our ability to obtain patent protection;
•	our ability to protect our intellectual property rights and not infringe on the intellectual property rights of others;
•	our ability to comply with applicable governmental regulations and standards;

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•	development or commercialization of similar products by our competitors, many of which are more established and have or have access to greater financial resources than us;
•	commercialization limitations imposed by intellectual property rights owned or controlled by third parties;
•	potential product liability and other claims;
•	our ability to maintain adequate insurance at acceptable costs;

•	further equity financing, which may substantially dilute the interests of our shareholders; and
•	changing market conditions.

Although the forward-looking statements contained in this prospectus and in the documents incorporated by reference are based on what we consider to be reasonable assumptions based on information currently available to us, there can be no assurance that actual events, performance or results will be consistent with these forward-looking statements, and our assumptions may prove to be incorrect. Forward-looking statements contained in this prospectus are made as of the date of this prospectus. Forward-looking statements made in a document incorporated by reference into this prospectus are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus.

Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus by the foregoing cautionary statements.

THE COMPANY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled ‘‘Risk Factors’’ as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

We are a clinical-stage biotechnology company committed to discovering and developing personalized therapies addressing unmet medical needs in oncology. We are advancing new therapeutics focused on novel cellular targets on the leading edge of cancer research coupled with companion diagnostics to identify the optimal patient population for our products. Our small molecule cancer therapeutics pipeline includes products designed to provide additive or synergistic efficacy with existing anti-cancer therapies and regimens without overlapping toxicities.

We were incorporated under the Business Corporations Act (Ontario) on September 5, 1986 under the name RML Medical Laboratories Inc. On October 28, 1991, we amalgamated with Mint Gold Resources Ltd., which caused us to become a reporting issuer in Ontario. On August 25, 1992, we changed our name to IMUTEC Corporation. On November 27, 1996, we changed our name to Imutec Pharma Inc., and on November 19, 1998, we changed our name to Lorus Therapeutics Inc. On October 1, 2005, we continued under the Canada Business Corporations Act and on July 10, 2007 we completed a plan of arrangement and corporate reorganization with, among others, 6650309 Canada Inc., 6707157 Canada Inc. and Pinnacle International Lands, Inc. On May 25, 2010, we consolidated our outstanding common shares on the basis of one post-consolidation common share for each 30 pre-consolidation common shares.

On August 28, 2014 we changed our name from Lorus Therapeutics Inc. to Aptose Biosciences Inc. and on October 1, 2014 we consolidated our outstanding common shares on the basis of one post-consolidation common share for each twelve pre-consolidation common shares.

We have two subsidiaries: NuChem Pharmaceuticals Inc. (“NuChem”), a company incorporated under the laws of Ontario, Canada, and Aptose Biosciences U.S. Inc. (“Aptose USA”), a company incorporated under the laws of Delaware, USA. The Company owns 80% of the issued and outstanding voting share capital of NuChem and 100% of the issued and outstanding voting share capital of Aptose USA.

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Programs Updates

All activities for APTO-253 related to the prior Phase I solid tumor trial were completed in 2013, and no further studies in patients with solid tumors are contemplated at this time. Immediate plans for the clinical development of APTO-253 will focus exclusively on the treatment of patients having hematologic malignancies or myeloproliferative disorders. However, in the future we may evaluate APTO-253 against specific subpopulations of solid tumor patients in which the silencing of Krüppel-like factor 4 (“KLF4”) is shown to be operative as a driver of the malignancy.

Our ongoing research and development programs include a blend of in vitro and in vivo studies for which Cdn$2.0 million are expected to be funded from the proceeds we received as part of a prospectus offering completed on December 10, 2013 and January 8, 2014 (the “2013 Prospectus Offering”) and a prospectus offering completed on April 10, 2014 and April 22, 2014 (the “2014 Prospectus Offering”). As at September 30, 2014, we had spent Cdn$0.935 million in connection with our research and development programs. The in vitro studies planned for APTO-253 include testing of the molecule for (i) antiproliferative activity (IC50 values) against acute myeloid leukemia (“AML”) cell lines and primary patient isolates, as well as other blood cancer cells lines; (ii) induction of KLF4 gene and cyclin-dependent kinase inhibitor 1 (p21) expression levels in AML cells and patient isolates; (iii) cell cycle arrest studies in these cells; and (iv) detailed mechanism of action and pathway analyses in these cells. A portion of such in vitro studies will be conducted internally by our research staff, but many of the specialized studies are being and will be conducted through sponsored research collaborations with experts in the field. For example, we announced on September 29, 2014, that we joined the Beat AML collaboration with The Leukemia & Lymphoma Society and the Knight Cancer Institute at Oregon Health & Science University. This collaboration plans to perform studies with APTO-253 on primary cells isolated from hematologic malignancy patients. We provide partial support for these studies to evaluate the genetic characteristics of patients that would be most sensitive or most resistant to our drug alone or in combination with other drugs. In vivo studies will include evaluation of efficacy, pharmacokinetics, biomarker analysis and dose scheduling evaluation in murine xenograft models of AML and other blood cancers. Following these studies with APTO-253 as a monotherapy, we intend to perform in vitro and in vivo drug combination studies through 2015 in preparation for Phase 2 clinical trials of APTO-253. In addition, we wish to conduct non-clinical studies in plasma protein binding (multiple species), protein/receptor binding and biodistribution studies with APTO-253 during 2015 in parallel to clinical studies. These non-clinical studies are intended to better characterize the APTO-253 molecule. A portion of these non-clinical studies is expected to be subcontracted to external vendors while the remaining portion will be conducted internally by us. These non-clinical studies are a component of our ongoing research and development programs and the costs associated therewith are included in the Cdn$2.0 million expected to be funded from the proceeds received from the 2013 Prospectus Offering and the 2014 Prospectus Offering.

The Phase 1b trial with APTO-253 will evaluate safety, tolerability, pharmacokinetics, pharmacodynamic responses and efficacy of APTO-253 as a single agent. The trial is expected to enroll 45-60 patients as part of a dose-escalation program and two separate disease-specific single-agent expansion cohorts. The proposed Phase 1b trial was originally conceived to have one single dose escalation arm that included AML and myelodysplastic syndromes (“MDS”) patients. In 2014, additional scientific publications revealed the role of KLF4 silencing in subsets of additional hematologic malignancies, including Hodgkin’s and non-Hodgkin’s lymphomas and multiple myeloma. Based on those reports, we decided to review the Phase 1b trial and include two separate dose escalation arms, one arm having AML and MDS patients and the other arm having lymphoma and myeloma patients. This modification will result in the recruitment of essentially twice the number of patients for the trial. Likewise, after completion of the dose escalation portion of the trial and determination of the recommended Phase 2 dose (RP2D), we plan to perform two separate single-agent expansion studies in patients having AML or MDS and having defined genetic characteristics. Given that APTO-253 may also have application to subsets of lymphomas and myelomas, we may choose to perform additional single-agent expansions in those indications. Further, we planned for two separate drug combination trials in patients with AML or MDS, but we may have sufficient data from the Phase 1b trial to support additional drug combination trials in patients with lymphomas and myelomas.

The Phase 1b trial with APTO-253 is expected to be funded from the proceeds received as part of the 2013 Prospectus Offering and from a portion of the proceeds of Cdn$9.2 million received further to the exercise of outstanding warrants related to the June 2012 private placement. We currently anticipate that the direct costs associated with the Phase 1b trial will range between Cdn$3.05 million and Cdn$3.35 million as opposed to Cdn$2.0 million disclosed under the final short form prospectus dated April 4, 2014. The variance is due to the addition of a separate dose escalation arm in the Phase 1b clinical trial having lymphoma and myeloma patients. As at September 30, 2014, we had spent Cdn$409 thousand in connection with the Phase 1b trial. The Phase 1b trial was initiated in the fourth quarter of 2014 and we anticipate providing a potential update on the dose-escalation study during the first half of 2015, completing enrollment of the Phase 1b dose-escalation study by late-2015, starting the expansion studies derived from the Phase 1b study in 2016, and starting Phase 2 combination studies in 2016.

The costs associated with our APTO-253 manufacturing program are estimated to be approximately Cdn$2.25 million and are expected to be funded from the proceeds received from the 2013 Prospectus Offering and the 2014 Prospectus Offering. As at September 30, 2014, we had spent Cdn$576 thousand in connection with our APTO-253 manufacturing program.

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Based on our current understanding of the Phase 1b trial and depending on the results of the Phase 1b trial, we currently expect to initiate four focused clinical studies in specific cancers: (i) two single-agent expansion trials (evaluating APTO-253 alone), one in AML and one in MDS; and (ii) two Phase 2 drug-combination trials (evaluating APTO-253 in combination with another drug), one in AML and one in MDS. We expect, based on our current understanding of the Phase 1b trial and depending on the results of the Phase 1b trial, to initiate the two single-agent expansion trials and two Phase 2 drug-combination trials in 2016. We also anticipate the total direct costs for the four focused trials would consume approximately Cdn$7.8 million. As at September 30, 2014, we had not spent any amount in connection with the four focused trials. For such trials, our internal clinical development team is expected to provide oversight of the activities, but we plan to contract certain activities to external subcontractors. The estimates of costs and timing are based on the experience of our management in performing clinical trials in patients with solid tumors or with blood cancers, as well as on the experience of our management with certain of the subcontractors that we intend to use as part of the planned trials. Currently, the focused trials are expected to consist of two 2 single-agent expansion trials (one in AML and one in MDS) consisting of 15 patients each, and two focused Phase 2 drug-combination trials (one in AML and one in MDS) consisting of 20 patients each. We will make the appropriate decisions at the appropriate time and after collection of the appropriate data to guide our thoughts regarding patient populations, dose, schedule, timing, costs, risks, rewards, available capital, available partnerships and other relevant parameters.

For all of the aforementioned reasons, we believe that the foregoing represents our best estimates of the timing and costs of potential upcoming trials, but we are not currently in a position to provide additional details on the proposed trials. The amounts actually expended for the purposes described above may vary significantly depending upon a number of factors, including those listed under the heading “Risk Factors” in this prospectus.

Recent Developments

On December 15, 2014, we announced the appointment of Dr. Erich M. Platzer to, and the resignation of Dr. Brian Underdown from, our board of directors.

At the American Society of Hematology Annual Meeting held in December 2014, we presented the poster entitled: APTO-253 Induces KLF4 to Promote Potent in Vitro Pro-Apoptotic Activity in Hematologic Cancer Cell Lines and Antitumor Efficacy as a Single Agent and in Combination with Azacitidine in Animal Models of Acute Myelogenous Leukemia. In the poster, our researchers reported the first set of in vivo murine xenograft study data for APTO-253 in hematologic malignancies, demonstrating antitumor activity as a single agent, and in combination with the hypomethylating agent, azacitadine. Notably, combination therapy led to enhanced antitumor activity versus either agent alone. Furthermore, single agent and combination studies exhibited a favorable safety profile with no evidence of bone marrow suppression. The AML xenograft studies assessed various dose regimens of APTO-253, including twice-weekly intravenous administration. As a single agent, APTO-253 led to tumor growth inhibition or tumor regression in mice bearing tumors of Kasumi-1, KG-1, THP-1 or HL-60 AML cells. Furthermore, both once-weekly and twice-weekly dosing of APTO-253 in combination with azacitidine resulted in enhanced antitumor activity relative to either single agent alone in THP-1 and HL-60 AML models. APTO-253 was effective and well tolerated as a single agent or in combination with azacitidine in multiple AML xenograft models, had no overt toxicity based on clinical observations and body weight measurements, and did not cause bone marrow suppression.

Capitalization and Indebtedness

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

Other than as set out herein under “Description of Share Capital - Prior Sales,” there have been no material changes in our share capitalization since September 30, 2014.

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Offer and listing

Our common shares are currently listed on the TSX under the symbol “APS”. The following table sets out the price ranges and trading volumes of our common shares on the TSX for the periods indicated below.

	TSX (CDN$)
Five most recent full fiscal years:	High	Low	Volume(1)
Year ended May 31, 2014	12.48	2.04	6,125,432
Year ended May 31, 2013	7.68	2.28	614,114
Year ended May 31, 2012	8.64	1.92	350,900
Year ended May 31, 2011	30.60	8.16	217,475
Year ended May 31, 2010	46.80	21.60	200,392

Year ended May 31, 2014	12.48	2.04	6,125,432
Quarter ended May 31, 2014	9.24	5.16	2,340,239
Quarter ended February 28, 2014	10.56	5.88	2,396,512
Quarter ended November 30, 2013	12.48	2.16	1,324,831
Quarter ended August 31, 2013	2.88	2.04	63,850

Year ended May 31, 2013	7.68	2.28	614,114
Quarter ended May 31, 2013	3.60	2.28	95,679
Quarter ended February 29, 2013	5.40	2.64	253,004
Quarter ended November 30, 2012	5.76	2.40	84,682
Quarter ended August 31, 2012	7.68	3.84	180,749

Most recent twelve months:
December 2014 through December 23, 2014	8.30	6.34	252,118
November 2014	8.50	6.81	363,147
October 2014	9.14	5.20	1,046,471
September 2014	6.84	5.28	1,045,137
August 2014	6.36	4.80	552,367
July 2014	6.36	5.04	421,114
June 2014	6.36	5.16	1,123,143
May 2014	6.84	5.16	716,906
April 2014	7.08	5.76	963,448
March 2014	9.24	5.76	659,885
February 2014	10.56	6.96	883,909
January 2014	8.40	5.88	1,004,185
December 2013	7.80	6.24	508,418

(1)          Figures have been rounded to the nearest whole number, as applicable.

On October 1, 2014 the Company announced that it had filed articles of amendment to give effect to a reverse stock split (consolidation) of its common shares on the basis of one post-consolidation common share for each twelve pre-consolidation common shares. The post-consolidation shares began trading on the Toronto Stock Exchange on October 6, 2014. Historical trading prices and volumes have been amended to reflect the 1 for 12 consolidation.

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Our common shares began trading on NASDAQ on October 23, 2014 under the symbol “APTO”. The following table sets out the price ranges and trading volumes of our common shares on NASDAQ for the periods indicated below.

	NASDAQ ($)
Most recent two months:	High	Low	Volume(1)

December 2014 through December 23, 2014	7.45	5.60	205,002
November 2014	7.58	5.87	172,138
October 23, 2014 through October 31, 2014	8.80	5.52	123,265

(1)	Figures have been rounded to the nearest whole number, as applicable.

On December 23, 2014, the last reported sale price of our common shares on the TSX was Cdn$6.60 per common share and on NASDAQ was $5.69 per common share.

USE OF PROCEEDS

The aggregate proceeds of distributions of securities under this prospectus shall not exceed $100,000,000. Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

We expect that our currently available cash will be sufficient to pay planned expenditures, including current clinical and operational plans, over the next 25 months.

Negative Cash Flow

For the four months ended September 30, 2014, cash used in operating activities by us was Cdn$3,938,000 and we had a net loss of Cdn$4,187,000 for such period. Our working capital as at September 30, 2014 was approximately Cdn$31,800,000. We have not generated any significant revenue from product sales to date and it is possible that we will never have sufficient product sales revenue to achieve profitability and positive cash flow. We expect to continue to incur losses for at least the next several years as we or our collaborators and licensees pursue clinical trials and research and development efforts. To become profitable, we, either alone or with our collaborators and licensees, must successfully develop, manufacture and market our current product candidate APTO-253, as well as continue to identify, develop, manufacture and market new product candidates. It is possible that we will never have significant product sales revenue or receive royalties on our licensed product candidates. If funding is insufficient at any time in the future, we may not be able to develop or commercialize our products, take advantage of business opportunities or respond to competitive pressures. It is expected that proceeds of distributions of securities under this prospectus will be used to fund anticipated negative cash flow from operating activities, as described above.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

On October 1 2014, the Company announced that it had filed articles of amendment to give effect to a reverse stock split (consolidation) of its common shares on the basis of one post-consolidation common share for each twelve pre-consolidation common shares.

Our authorized share capital consists of an unlimited number of common shares, without par value. As of December 24, 2014, there were 11,699,873 common shares issued and outstanding on a post-consolidated basis.

As of December 24, 2014, our current and former directors, executive officers, employees and certain consultants held options to acquire an aggregate of 1,374,013 common shares under the terms of our employee stock option plan on a post-consolidated basis.

As of December 24, 2014, an aggregate of 208,969 common shares were issuable upon the exercise of outstanding common share purchase warrants with exercise prices between Cdn$3.00 and Cdn$6.60 per common share on a post-consolidated basis.

Common Shares

The holders of our common shares are entitled to receive notice of and to attend and vote at all annual and special meetings of our shareholders. Our common shares carry one vote per common share and do not have cumulative voting rights. The holders of our common shares are entitled, at the discretion of our board of directors, to receive out of any or all profits or surplus of the Company properly available for the payment of dividends, any dividend declared by the board of directors and payable by us on our common shares. The holders of our common shares will participate ratably in any distribution of the remaining property of the Company upon our liquidation, dissolution or winding-up or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up our affairs. The common shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

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Prior Sales

During the 36-month period prior to the date of this prospectus, we issued 10,392,780 common shares (124,713,371 pre-consolidation). An aggregate of 41,208 common shares (494,496 pre-consolidation) were issued upon the exercise of outstanding stock options for prices ranging from Cdn$2.16 to Cdn$5.70. On February 20, 2014, we issued 4,583 common shares (55,000 pre-consolidation) upon the exercise of stock options at exercise prices ranging from Cdn$2.16 to Cdn$5.70 (Cdn$0.18-Cdn$0.465 pre-consolidation), on February 27, 2014, we issued 1,042 common shares (12,500 pre-consolidation) upon the exercise of stock options at an exercise price of Cdn$5.70 per common share, on December 3, 2014 we issued 30,000 common shares upon the exercise of stock options at a price of Cdn$5.70 per common share and on December 15, 2014 we issued 5,583 common shares upon the exercise of stock options at an exercise price of Cdn$2.16 per common share. In addition, 65,000 common shares (780,000 pre-consolidation) were issued upon settlement of an outstanding deferred share unit liability.

In April 2014, we completed a public offering in Canada and a simultaneous private placement in the United States of common shares. We issued 4,708,333 common shares (56,500,000 pre-consolidation) at a purchase price of Cdn$6.00 per common share (Cdn$0.50 pre-consolidation) including 541,667 common shares (6,500,000 pre-consolidation) pursuant to the partial exercise of an over-allotment option, for aggregate gross proceeds of approximately Cdn$28,250,000.

On December 10, 2013, we completed a public offering in Canada of common shares. We issued a total of 1,060,833 common shares (12,730,000 pre-consolidation) at a price of Cdn$6.60 per common share (Cdn$0.55 pre-consolidation), for aggregate gross proceeds of approximately Cdn$7,001,500 from this offering. On January 8, 2014, the underwriters conducting the offering exercised in full their over-allotment option to purchase an additional 159,125 common shares (1,909,500 pre-consolidation) of the Company at a price of Cdn$6.60 per common share (Cdn$0.55 pre-consolidation) for additional gross proceeds of approximately Cdn$1,050,225. The Company also issued 73,198 broker warrants (878,370 pre-consolidation) with an estimated fair value of Cdn$349,592 using the Black Scholes model. Each broker warrant is exercisable into one common share of the Company at a price of Cdn$6.60 (Cdn$0.55 pre-consolidation) until December 10, 2015.

In September 2013, we completed a private placement of convertible promissory notes for aggregate gross proceeds of Cdn$600,000. Each convertible promissory note consists of a Cdn$1,000 principal amount of unsecured promissory note convertible into common shares of the Company at a price per share of Cdn$3.60 (Cdn$0.30 pre-consolidation). The promissory notes bear interest at a rate of 10% per annum, payable quarterly and are due September 26, 2015. In October 2014, Cdn$162,500 of these promissory notes were converted into 45,139 common shares of the Company.

In June 2013, we completed a private placement of units at a price of Cdn$1,000 per unit, for aggregate gross proceeds of Cdn$918,000. Each unit consisted of (i) a Cdn$1,000 principal amount of unsecured promissory note and (ii) 1,000 common share purchase warrants. The promissory notes bore interest at a rate of 10% per annum, payable monthly and were due June 19, 2014. Each warrant entitled the holder to purchase one common share of the Company at a price per common share equal to Cdn$3.00 (Cdn$0.25 pre-consolidation) at any time until June 19, 2015. The notes and any interest accrued thereon were repaid in full in April 2014. Of the 76,500 common share purchase warrants (918,000 pre-consolidation) issued as part of the transaction 29,167 (350,000 pre-consolidation) have been exercised up to September 30, 2014, leaving 47,333 (568,000 pre-consolidation) outstanding.

In June 2012, we completed a private placement of 1,718,750 units (20,625,000 pre-consolidation) at a subscription price of Cdn$3.84 (Cdn$0.32 pre-consolidation) per unit and each unit consisted of one common share and one common share purchase warrant for gross proceeds to the Company of approximately Cdn$6,600,000. Each warrant was exercisable for a period of 24 months from the date of issuance at an exercise price of Cdn$5.40 (Cdn$0.45 pre-consolidation). The Company also issued 103,125 finder’s warrants (1,237,500 pre-consolidation) at an exercise price of Cdn$3.84 (Cdn$0.32 pre-consolidation) each. Each finder’s warrant was exercisable into units consisting of 103,125 common shares (1,237,500 pre-consolidation) and 103,125 warrants (1,237,500 pre-consolidation). All of the common share purchase warrants issued in the transaction had an expiry date of June 8, 2014. The 103,125 finders warrants (1,237,500 pre-consolidation) were exercised including the underlying common share purchase warrants and 1,528,468 of the common share purchase warrants (18,341,620 pre-consolidation) were exercised at a price of Cdn$5.40 per common share (Cdn$0.45 pre-consolidation). The remaining 190,282 common share purchase warrants (2,283,380 pre-consolidation) expired unexercised.

In May 2012, 4,949 warrants (59,384 pre-consolidation) were exercised for cash proceeds of Cdn$16,628.

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In August 2011, we closed a Canadian public offering for gross proceeds of Cdn$2,193,600 whereby we issued 457,000 common shares (5,484,000 pre-consolidation) and 473,126 warrants (5,677,515 pre-consolidation) including broker warrants. Each warrant entitles the holder to purchase one common share for five years after the closing of the offering at an exercise price of Cdn$5.40 (Cdn$0.45 pre-consolidation). If on any date the 10-day volume weighted average trading price of the common shares on the TSX equals or exceeds 200% of the Cdn$5.40 (Cdn$0.45 pre-consolidation) exercise price, then upon sending the holders of warrants written notice of and issuing a news release announcing such accelerated exercise date, the warrants shall only be exercisable for a period of 30 days following the date of notice. To date 368,562 of the common share purchase warrants (4,422,750 pre-consolidation) have been exercised and the 16,126 broker warrants (193,515 pre-consolidation) expired unexercised.

Dividend Policy

We have not paid any dividends since our incorporation. We will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, our earnings, cash flow and financial requirements. It is the current policy of the board of directors to retain all earnings to finance our business plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario, Canada.

Our common shares are listed on the TSX under the symbol “APS” and on NASDAQ under the symbol “APTO”.

Description of Warrants

We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

•	the designation and aggregate number of warrants;
•	the price at which the warrants will be offered;
•	the currency or currencies in which the warrants will be offered;
•	the designation and terms of our common shares purchasable upon exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;
•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;
•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;
•	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material United States and Canadian tax consequences of owning the warrants; and
•	any other material terms or conditions of the warrants.

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Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

The warrant indenture, if any, and the warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of our common shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of our common shares to which the holder of a common share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of common shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of common shares to be issued to holders of warrants.

Prior to the exercise of any warrants to purchase common shares, holders of the warrants will not have any of the rights of holders of the underlying common shares, including the right to receive payments of dividends, if any, on the underlying common shares, or to exercise any applicable right to vote.

Description of Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of common shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any common share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

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The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 Shelf Distributions, including sales made directly on the TSX, NASDAQ or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the United States Securities Act of 1933 and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our common shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to investors described therein of acquiring securities offered by the prospectus, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of securities offered by this prospectus by an initial investor who is subject to United States federal income taxation.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to any offering of securities under this prospectus, certain matters under Canadian law relating to the offering of the securities under this prospectus will be passed upon for us by McCarthy Tétrault LLP and certain legal matters under United States law will be passed upon for us by Dorsey & Whitney LLP, Vancouver, British Columbia and Seattle, Washington. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law. Any securities offered pursuant to this prospectus, including by way of at-the-market offerings, will be conducted in accordance with applicable securities legislation in Canada and the United States, and, if applicable, will be subject to regulatory approval.

EXPERTS AND AUDITOR

The consolidated financial statements of Aptose Biosciences Inc. as of May 31, 2014 and 2013, and for each of the years in the three-year period ended May 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Base Shelf Prospectus

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director of Finance of the Company at 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7, telephone (416) 798-1200, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 24, 2014

APTOSE BIOSCIENCES INC.

US$100,000,000
Common Shares
Warrants
Units

Aptose Biosciences Inc. may offer and sell from time to time up to an aggregate of US$100,000,000 of common shares (issued separately or upon exercise of warrants), warrants and units comprising any combination of common shares and warrants during the period that the registration statement of which this prospectus, including any amendments, forms a part remains effective. Any offerings of the Company’s securities in Canada pursuant to this prospectus and any related filings with the securities commissions or other securities regulatory bodies in Canada shall be made only during the 25-month period commencing on the date hereof. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

All shelf information permitted under Canadian securities legislation to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of Canadian securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. This prospectus and any applicable prospectus supplement should be read carefully before investing in securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange, which we refer to as the “TSX”, under the symbol “APS” and the NASDAQ Capital Market, which we refer to as “NASDAQ”, under the symbol “APTO”. On December 23, 2014, the last reported sale price of our common shares on the TSX was Cdn$6.60 per common share and on NASDAQ was US$5.69 per common share. There is no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors”.

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We may offer and sell securities to or through underwriters or dealers, directly to one or more purchasers pursuant to applicable statutory exemptions, or through agents designated from time to time at amounts and prices and other terms determined by us. The prospectus supplement relating to a particular offering of securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of securities and will set forth the plan of distribution for such securities, including the proceeds to the Company and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.

In connection with any underwritten offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Dr. William G. Rice, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, Gregory K. Chow, Senior Vice President and Chief Financial Officer of the Company, Dr. Denis Burger, a director of the Company and Dr. Erich Platzer, a director of the Company, all reside outside of Canada and have appointed Aptose Biosciences Inc., 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Our principal executive offices are located at 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7 (telephone: (416) 798-1200).

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission and Canadian securities regulators, as explained under the heading “Risk Factors” on page 4 of this prospectus.

No underwriter has been involved in the preparation of this prospectus or performed any review of the content of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

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TABLE OF CONTENTS

About this Prospectus	1
Where You Can Find More Information	2
ENFORCEMENT OF CIVIL LIABILITIES	2
DOCUMENTS INCORPORATED BY REFERENCE	2
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	5
THE COMPANY	6
Capitalization and Indebtedness	8
Offer and listing	9
USE OF PROCEEDS	10
DESCRIPTION OF SHARE CAPITAL	10
Description of Warrants	12
Description of Units	13
PLAN OF DISTRIBUTION	14
CERTAIN INCOME TAX CONSIDERATIONS	14
interestS of named experts and counsel	15
LEGAL MATTERS	15
EXPERTS and Auditor	15
Certificate of the COMPANY	C-1

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director of Finance of the Company at 2 Meridian Road, Toronto, Ontario M9W 4Z7, telephone (416) 798-1200, and are also available electronically at www.sedar.com. Disclosure documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov.

The following documents of the Company filed with the securities commissions or similar authorities in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador and the SEC, as applicable, are specifically incorporated by reference in this prospectus:

(a)	our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, furnished to the SEC on July 30, 2014 and filed on SEDAR on December 16, 2014;

(b)	the description of our common shares set forth in our registration statement on Form 8-A, filed on October 21, 2014 (which incorporates by references the description of our common shares included in our Annual Report on Form 20-F for the fiscal year ended May 31, 2014, filed on July 30, 2014);

(c)	our annual information form dated July 15, 2014 for the financial year ended May 31, 2014, which was included as Exhibit 99.3 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on July 17, 2014;

(d)	our audited consolidated financial statements for the year ended May 31, 2014 together with the notes thereto, which were included as Exhibit 99.1 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on July 17, 2014;

(e)	management’s discussion and analysis of financial condition and results of operations for the financial year ended May 31, 2014, which was included as Exhibit 99.2 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on July 17, 2014;

(f)	our interim unaudited consolidated financial statements and the notes thereto for the four-month period ended September 30, 2014 and the three-month period ended August 31, 2013, which were included as Exhibit 99.1 to the Report of Foreign Issuer on Form 6-K furnished to the SEC on November 5, 2014;

(g)	management’s discussion and analysis on financial position and operating results for the four-month period ended September 30, 2014, which was included as Exhibit 99.2 to the Report of Foreign Issuer on Form 6-K furnished to the SEC on November 5, 2014;

(h)	the report of voting results issued on August 19, 2014 with respect to the results of the annual and special meeting of the shareholders of the Company held on August 19, 2014, which was included as Exhibit 99.1 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on August 19, 2014;

(i)	the certificate of amendment dated August 28, 2014, filed on September 2, 2014, with respect to the change of name of the Company to “Aptose Biosciences Inc.”, which was included as Exhibit 99.1 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on September 2, 2014;

(j)	our material change report dated October 6, 2014 relating to the consolidation of the common shares on the basis of one post-consolidation share for each 12 pre-consolidation share, which was included as Exhibit 99.1 to the Report of Foreign Issuer on Form 6-K furnished to the SEC on October 7, 2014;

(k)	the notice of change of financial year-end of the Company to December 31, dated July 17, 2014, which was included as Exhibit 99.1 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on October 9, 2014;

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(l)	our material change report dated October 21, 2014 relating to the listing of the common shares on NASDAQ, which was included as Exhibit 99.1 to the Report of Foreign Issuer on Form 6-K furnished to the SEC on October 22, 2014;

(m)	our management information circular dated February 24, 2014 with respect to the annual and special meeting of the shareholders of the Company held on March 27, 2014, which was included as Exhibit 99.1 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on March 4, 2014;

(n)	our management information circular dated July 15, 2014 with respect to the annual and special meeting of the shareholders of the Company held on August 19, 2014, which was included as Exhibit 99.1 to a Report of Foreign Issuer on Form 6-K furnished to the SEC on July 17, 2014; and

(o)	all other documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus including any material change reports (excluding any confidential material change reports), comparative interim financial statements, comparative annual financial statements and the auditor’s report thereon, information circulars, annual information forms and business acquisition reports filed by us with a securities commission or similar regulatory authorities in Canada on or after the date of this prospectus and prior to the termination of the distribution under this prospectus shall be deemed to be incorporated by reference into this prospectus.

Upon a new renewal annual information form and the related audited annual consolidated financial statements and management’s discussion and analysis of financial condition and results of operations being filed by us with the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous audited annual consolidated financial statements and the management information circular filed prior to the commencement of the Company’s financial year in which the new renewal annual information form was filed shall be deemed no longer to be incorporated into this prospectus for purposes of future offerings of securities hereunder.

Any statement contained in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Only the modifying or superseding statement shall be deemed to constitute a part of this prospectus.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7, Attention: Senior Vice President and Chief Financial Officer (telephone: (416) 798-1200).

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LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to any offering of securities under this prospectus, certain matters under Canadian law relating to the offering of the securities under this prospectus will be passed upon for us by McCarthy Tétrault LLP and certain legal matters under United States law will be passed upon for us by Dorsey & Whitney LLP, Vancouver, British Columbia and Seattle, Washington. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law. Any securities offered pursuant to this prospectus, including by way of at-the-market offerings, will be conducted in accordance with applicable securities legislation in Canada and the United States, and, if applicable, will be subject to regulatory approval.

As of the date hereof, the partners and associates of McCarthy Tétrault LLP, as a group, beneficially owned, directly or indirectly, less than 1% of the outstanding common shares of the Company or any of its associates or affiliates.

EXPERTS and Auditor

Our auditor is KPMG LLP, Chartered Professional Accountants, Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario, Canada, M5H 2S5 and they have confirmed they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.

Agent for Service of Process

Dr. William G. Rice, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, Gregory K. Chow, Senior Vice President and Chief Financial Officer of the Company, Dr. Denis Burger, a director of the Company and Dr. Erich Platzer, a director of the Company all reside outside of Canada and have appointed Aptose Biosciences Inc., 2 Meridian Road, Toronto, Ontario, Canada M9W 4Z7 as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Purchasers’ Statutory Rights

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus, the accompanying prospectus supplements and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, the accompanying prospectus supplements or any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In an offering of warrants and units, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus and the accompanying prospectus supplements is limited, in certain provincial securities legislation, to the price at which such security is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

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Alternate Page for Canadian Prospectus

Certificate of the COMPANY

Dated: December 24, 2014

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador.

/s/ William G. Rice	/s/ Gregory K. Chow
William G. Rice, Ph.D. Chairman, President and Chief Executive Officer	Gregory K. Chow Senior Vice President and Chief Financial Officer

On behalf of the Board of Directors

/s/ Denis R. Burger	/s/ Brad Thompson
Denis R. Burger Director	Brad Thompson Director

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$20,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Cowen and Company

April 2, 2015